Exhibit 99.1
FOR IMMEDIATE RELEASE

Momentive Specialty Chemicals Inc. Announces First Quarter 2014 Results

COLUMBUS, Ohio - (May 14, 2014) - Momentive Specialty Chemicals Inc. (“Momentive Specialty Chemicals” or the “Company”) today announced results for the first quarter ended March 31, 2014.
First Quarter 2014 Highlights

•	Total revenues increased 8% to $1.29 billion primarily reflecting increased volumes in our oilfield, specialty epoxy, North American formaldehyde and Latin America forest products resins businesses.

•	Segment EBITDA increased 11% to $117 million primarily reflecting higher sales, cost control and productivity initiatives, partially offset by continued softness within base epoxies.

•
Continued to invest in the growth of the Company’s specialty product portfolio: i) acquired a resin coated proppants facility in Shreveport, LA, in January 2014, and ii) approved the construction of a new formaldehyde facility in North America

“Our improved first quarter 2014 results reflect our strategy of leveraging our specialty portfolio, pursuing targeted growth opportunities and maintaining aggressive cost controls,” said Craig Morrison, Chairman, President and CEO. “We were pleased by the broad-based improvement in volumes we experienced in the majority of our businesses driving both topline and Segment EBITDA gains in the first quarter of 2014 compared to the prior year. Our forest products business continued to reflect positive demand from North American housing despite temporary weather-related issues and continued strength in Latin America. In addition, our Epoxy, Phenolic and Coatings Resins segment benefitted from strong performances in oilfield, specialty epoxy resins and Versatic™ Acids, as well as volume gains from our new oilfield plant in Shreveport that we acquired in January.”
“In the first quarter of 2014, we invested approximately $200 million between the expansion of our leading oilfield business and working capital to meet improving global demand,” Morrison added. “Going forward, we remain focused on investing in the growth of MSC’s specialty product portfolio, driving productivity gains and maintaining our strong balance sheet.”
Segment Results
Following are net sales and Segment EBITDA by reportable segment for the first quarter ended March 31, 2014. Segment EBITDA is defined as EBITDA adjusted to exclude certain non-cash and non-recurring expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Corporate and Other primarily represents certain corporate, general and administrative expenses that are not allocated to the segments.

Net Sales(1):

	Three Months Ended March 31,
(In millions)	2014	2013
Epoxy, Phenolic and Coating Resins	$817	$765
Forest Products Resins	476	427
Total	$1,293	$1,192

(1)	Intersegment sales are not significant and, as such, are eliminated within the selling segment.
Segment EBITDA:

	Three Months Ended March 31,
(In millions)	2014	2013
Epoxy, Phenolic and Coating Resins	$76	$68
Forest Products Resins	60	55
Corporate and Other	(19)	(18)

Reconciliation of Segment EBITDA to Net Loss (Unaudited)

	Three Months Ended March 31,
(In millions)	2014	2013
Segment EBITDA:
Epoxy, Phenolic and Coating Resins	$76	$68
Forest Products Resins	60	55
Corporate and Other	(19)	(18)

Reconciliation:
Items not included in Segment EBITDA
Business realignment costs	(6)	(9)
Integration costs	(2)	(3)
Other	(14)	(11)
Total adjustments	(22)	(23)
Interest expense, net	(77)	(74)
Loss on extinguishment of debt	—	(6)
Income tax (expense) benefit	(10)	32
Depreciation and amortization	(35)	(38)
Net loss	$(27)	$(4)
Liquidity and Capital Resources
At March 31, 2014, Momentive Specialty Chemicals had total debt of approximately $3.8 billion, unchanged from December 31, 2013. In addition, at March 31, 2014, the Company had $624 million in liquidity comprised of $197 million of unrestricted cash and cash equivalents, $4 million of short-term investments, $369 million of borrowings available under the Company’s asset-backed loan facility (the “ABL Facility”) ($400 million borrowing base less $31 million of outstanding letters of credit) and $54 million of borrowings available under credit facilities at certain international subsidiaries.
Momentive Specialty Chemicals expects to have adequate liquidity to fund its ongoing operations for the next twelve months from cash on its balance sheet, cash flows provided by operating activities and amounts available for borrowings under its credit facilities.

Earnings Call
Momentive Specialty Chemicals will host a teleconference to discuss first quarter 2014 results on Wednesday, May 14, 2014, at 9:00 a.m. Eastern Time.
Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:
U.S. Participants: 800-295-4740
International Participants: 617-614-3925
Participant Passcode: 37978060
Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company's website: www.momentive.com.
A replay of the call will be available for three weeks beginning at 1:00 p.m. Eastern Time on May 14, 2014. The playback can be accessed by dialing 888-286-8010 (U.S.) and +1-617-801-6888 (International). The passcode is 75100795. A replay also will be available through the Investor Relations Section of the Company's website.

Covenant Compliance
The instruments that govern the Company’s indebtedness contain, among other provisions, restrictive covenants regarding indebtedness (including an Adjusted EBITDA to Fixed Charges ratio incurrence test), dividends and distributions, mergers and acquisitions, asset sales, affiliate transactions and capital expenditures.
Adjusted EBITDA is defined as EBITDA adjusted for certain non-cash and certain non-recurring items and other adjustments calculated on a pro forma basis, including the expected future cost savings from business optimization programs or other programs and the expected future impact of acquisitions, in each case as determined under the governing debt instrument. As the Company is highly leveraged, it believes that including the supplemental adjustments that are made to calculate Adjusted EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants and to obtain additional debt in the future. Adjusted EBITDA and Fixed Charges are not defined terms under accounting principles generally accepted in the United States of America (U.S. GAAP). Adjusted EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net income (loss) determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not take into account certain items such as interest and principal payments on our indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of our operations, it is a necessary element of our costs and ability to operate), non-recurring expenses and capital expenditures. Fixed Charges under the secured indentures should not be considered an alternative to interest expense.

Reconciliation of Last Twelve Months Net Loss to Adjusted EBITDA
The following table reconciles Net loss to EBITDA and Adjusted EBITDA, and calculates the ratio of Adjusted EBITDA to Fixed Charges, as calculated under certain of the Company’s indentures for the period presented:

(In millions)	March 31, 2014 LTM Period
Net loss	$(657)
Income tax expense	391
Interest expense, net	306
Depreciation and amortization	145
EBITDA	185
Adjustments to EBITDA:
Asset impairments	181
Business realignments (1)	18
Integration costs (2)	9
Other (3)	57
Savings from Shared Services Agreement (4)	3
Cost reduction programs savings (5)	4
Pro forma EBITDA adjustment for acquisition (6)	22
Adjusted EBITDA	$479
Pro forma fixed charges (7)	$295
Ratio of Adjusted EBITDA to Fixed Charges (8)	1.62

(1)	Represents headcount reduction expenses and plant rationalization costs related to cost reduction programs and other costs associated with business realignments.

(2)	Primarily represents integration costs associated with the Momentive Combination.

(3)
Primarily includes pension expense related to formerly owned businesses, business optimization expenses, management fees, retention program costs, stock-based compensation and realized and unrealized foreign exchange and derivative activity.

(4)
Primarily represents pro forma impact of expected savings from the Shared Services Agreement with MPM. Savings from the Shared Services Agreement represent the unrealized savings from shared services and logistics optimization, best-of-source contractual terms, procurement savings, and regional site rationalization as a result of the Momentive Combination, and represent our estimate of the unrealized savings from such initiatives that would have been realized had the related actions been completed at the beginning of the LTM period. Best of source contractual terms, procurement and logistics savings relate to cost savings as a result of lower cost contracts for raw materials and logistics as a result of better leverage with vendors.

(5)
Represents pro forma impact of in-process cost reduction programs savings. Cost reduction program savings represent the unrealized headcount reduction savings and plant rationalization savings related to cost reduction programs and other unrealized savings associated with the Company’s business realignments activities, and represent our estimate of the unrealized savings from such initiatives that would have been realized had the related actions been completed at the beginning of the LTM period. The savings are calculated based on actual costs of exiting headcount and elimination or reduction of site costs.

(6)
Reflects pro forma impact of the acquisition of a manufacturing facility in Shreveport, Louisiana in early 2014, and represents our estimate of incremental annualized EBITDA when the facility is operating at full capacity, as well as related synergies.

(7)	Reflects pro forma interest expense based on interest rates at March 31, 2014.

(8)
The Company’s ability to incur additional indebtedness, among other actions, is restricted under the indentures governing certain notes, unless the Company has an Adjusted EBITDA to Fixed Charges ratio of 2.0 to 1.0. As of March 31, 2014, we did not satisfy this test. As a result, we are subject to restrictions on our ability to incur additional indebtedness and to make investments; however, there are exceptions to these restrictions, including exceptions that permit indebtedness under our ABL Facility (available borrowings of which were $369 million at March 31, 2014).

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, including transactions with our affiliate, Momentive Performance Materials Inc., the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs and the other factors listed in the Risk Factors section of this report and in our other SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
About the Company
Based in Columbus, Ohio, Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.) is the global leader in thermoset resins. Momentive Specialty Chemicals Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Momentive Specialty Chemicals Inc. is an indirect wholly owned subsidiary of Momentive Performance Materials Holdings LLC.
About Momentive
Momentive Performance Materials Holdings LLC (“Momentive”) is the ultimate parent company of Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. Momentive is a global leader in specialty chemicals and materials, with a broad range of advanced specialty products that help industrial and consumer companies support and improve everyday life. Its technology portfolio delivers tailored solutions to meet the diverse needs of its customers around the world. Momentive was formed in October 2010 through the combination of entities that indirectly owned Momentive Performance Materials Inc. and Hexion Specialty Chemicals Inc. The capital structures and legal entity structures of both Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc., and their respective subsidiaries and direct parent companies, remain separate. Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. file separate financial and other reports with the Securities and Exchange Commission. Momentive is controlled by investment funds affiliated with Apollo Global Management, LLC. Additional information about Momentive and its products is available at www.momentive.com.
Contacts

Investors and Media:
John Kompa
614-225-2223
john.kompa@momentive.com

(See Attached Financial Statements)

MOMENTIVE SPECIALTY CHEMICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
(In millions)	2014	2013
Net sales	$1,293	$1,192
Cost of sales	1,129	1,049
Gross profit	164	143
Selling, general and administrative expense	96	92
Business realignment costs	6	9
Other operating expense (income), net	4	(3)
Operating income	58	45
Interest expense, net	77	74
Loss on extinguishment of debt	—	6
Other non-operating expense, net	2	5
Loss before income tax and earnings from unconsolidated entities	(21)	(40)
Income tax expense (benefit)	10	(32)
Loss before earnings from unconsolidated entities	(31)	(8)
Earnings from unconsolidated entities, net of taxes	4	4
Net loss	$(27)	$(4)

MOMENTIVE SPECIALTY CHEMICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except share data)	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents (including restricted cash of $14)	$211	$393
Short-term investments	4	7
Accounts receivable (net of allowance for doubtful accounts of $16)	726	601
Inventories:
Finished and in-process goods	319	257
Raw materials and supplies	133	103
Other current assets	70	72
Total current assets	1,463	1,433
Investment in unconsolidated entities	47	45
Deferred income taxes	13	13
Other long-term assets	138	134
Property and equipment:
Land	90	88
Buildings	312	308
Machinery and equipment	2,472	2,427
	2,874	2,823
Less accumulated depreciation	(1,805)	(1,776)
	1,069	1,047
Goodwill	126	112
Other intangible assets, net	94	82
Total assets	$2,950	$2,866
Liabilities and Deficit
Current liabilities:
Accounts payable	$570	$483
Debt payable within one year	117	109
Interest payable	91	83
Income taxes payable	12	12
Accrued payroll and incentive compensation	59	47
Other current liabilities	119	127
Total current liabilities	968	861
Long-term liabilities:
Long-term debt	3,664	3,665
Long-term pension and post employment benefit obligations	229	234
Deferred income taxes	26	25
Other long-term liabilities	166	163
Total liabilities	5,053	4,948
Deficit
Common stock—$0.01 par value; 300,000,000 shares authorized, 170,605,906 issued and 82,556,847 outstanding at March 31, 2014 and December 31, 2013	1	1
Paid-in capital	522	522
Treasury stock, at cost—88,049,059 shares	(296)	(296)
Accumulated other comprehensive loss	(15)	(21)
Accumulated deficit	(2,314)	(2,287)
Total Momentive Specialty Chemicals Inc. shareholder’s deficit	(2,102)	(2,081)
Noncontrolling interest	(1)	(1)
Total deficit	(2,103)	(2,082)
Total liabilities and deficit	$2,950	$2,866

MOMENTIVE SPECIALTY CHEMICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
(In millions)	2014	2013
Cash flows used in operating activities
Net loss	$(27)	$(4)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35	38
Deferred tax benefit	(1)	(41)
Loss on extinguishment of debt	—	6
Unrealized foreign currency losses (gains)	4	(28)
Net change in assets and liabilities:
Accounts receivable	(125)	(96)
Inventories	(87)	(67)
Accounts payable	86	94
Income taxes payable	1	4
Other assets, current and non-current	9	12
Other liabilities, current and long-term	3	49
Net cash used in operating activities	(102)	(33)
Cash flows used in investing activities
Capital expenditures	(34)	(27)
Proceeds from the sale of (purchases of) debt securities, net	3	(1)
Acquisition of business	(52)	—
Change in restricted cash	—	15
Investment in unconsolidated affiliates, net	—	(14)
Net cash used in investing activities	(83)	(27)
Cash flows provided by financing activities
Net short-term debt borrowings	8	1
Borrowings of long-term debt	—	1,125
Repayments of long-term debt	(3)	(1,034)
Long-term debt and credit facility financing fees	—	(34)
Net cash provided by financing activities	5	58
Effect of exchange rates on cash and cash equivalents	(2)	(2)
Decrease in cash and cash equivalents	(182)	(4)
Cash and cash equivalents (unrestricted) at beginning of period	379	401
Cash and cash equivalents (unrestricted) at end of period	$197	$397
Supplemental disclosures of cash flow information
Cash paid for:
Interest, net	$66	$44
Income taxes paid, net	13	—
Non-cash financing activities:
Non-cash issuance of debt in exchange for loans of parent	$—	$200
Non-cash distribution declared to parent	—	208
Settlement of note receivable from parent	—	24